Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Elkhorn ETF Trust
(Exact name of registrant as specified in its charter)
Massachusetts	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
207 Reber Street, Suite 201 Wheaton, IL	60187
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest,
$.01 par value per share,
of

Elkhorn FTSE RAFI U.S. Equity Income ETF

Elkhorn FTSE RAFI Developed ex-U.S. Equity Income ETF

Elkhorn FTSE RAFI Emerging Equity Income ETF
BATS Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-201473

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the “Shares”), of the Elkhorn FTSE RAFI U.S. Equity Income ETF, the Elkhorn FTSE RAFI Developed ex-U.S. Equity Income ETF and the Elkhorn FTSE RAFI Emerging Equity Income ETF (the “Funds”), each a series of the Elkhorn ETF Trust (the “Registrant”).  An application for listing of the Shares of the Funds has been filed with and approved by BATS Exchange, Inc.  A description of the Shares is contained in each Fund’s Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-201473 and 811-22926), filed with the Securities and Exchange Commission on November 25, 2015.  Such description is incorporated by reference herein.

Item 2. Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Elkhorn ETF Trust

By: /s/ Benjamin T. Fulton
Benjamin T. Fulton,
Chief Executive Officer and President

November 30, 2015

Exhibit 1

Fund	I.R.S. Employer Identification No.
Elkhorn FTSE RAFI U.S. Equity Income ETF	47-5270839
Elkhorn FTSE RAFI Developed ex-U.S. Equity Income ETF	47-5292635
Elkhorn FTSE RAFI Emerging Equity Income ETF	47-5276716